UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 29, 2009

(Date of earliest event reported)

BLACK TUSK MINERALS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street, Vancouver, B.C. V6P 5T2

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (778) 999-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Materially Definitive Agreement.

On May 29, 2009, Black Tusk Minerals Inc. (the “Company”) and Dorsey & Whitney LLP, a creditor ( “Dorsey”), entered into a Fee Arrangement Agreement to settle the payment of legal fees in the amount of $50,000. The Fee Arrangement Agreement was approved by the Company’s board of directors on January 23, 2009, and accepted and executed by Dorsey on May 29, 2009. Under the terms of the Fee Arrangement Agreement, the Company settled the obligation by (i) issuing to a convertible promissory note in the principal amount of Fifty Thousand Dollars ($50,000), accruing interest at the rate of 4% per annum, due and payable on the earlier of: (a) January 23, 2012, (b) the Company closes an Acquisition Transaction or (c) the date the Company raises financing of $250,000 or more (the “Promissory Note”); and (ii) issuing the Creditor warrants (the “Warrants”) exercisable until January 23, 2012 to purchase Two Hundred Fifty Thousand (250,000) shares of common stock at an exercise price of $0.20 per share (a price equal to the purchase price the Company issued shares in September 2008), as a debt restructuring fee. The Promissory Note has an anti-dilution provision to adjust the conversion price if the Registrant issues additional common stock or equivalents at a price lower than the conversion price with a floor of $0.10 per share. The Warrants may be exercised on a cashless exercise basis.

On May 29, 2009, the Company and Rodrigo, Elías & Medrano Abogados, a creditor (“Rodrigo”), entered into a Fee Arrangement Agreement (the “Rodrigo Fee Agreement”) to settle the payment of legal fees in the amount of $11,500. The Rodrigo Fee Agreement was approved by the Company’s board of directors on January 23, 2009, and accepted and executed by Rodrigo on May 29, 2009. Under the terms of the Fee Arrangement Agreement, the Company settled the obligation by (i) issuing to a convertible promissory note in the principal amount of Eleven Thousand Five Hundred Dollars ($11,500), accruing interest at the rate of 4% per annum, due and payable on the earlier of: (a) January 23, 2012, (b) the Company closes an Acquisition Transaction or (c) the date the Company raises financing of $250,000 or more (the “Rodrigo Promissory Note”); and (ii) issuing the Creditor warrants (the “Rodrigo Warrants”) exercisable until January 23, 2012 to purchase Fifty Thousand (50,000) shares of common stock at an exercise price of $0.20 per share (a price equal to the purchase price the Company issued shares in September 2008), as a debt restructuring fee. The Rodrigo Promissory Note has an anti-dilution provision to adjust the conversion price if the Registrant issues additional common stock or equivalents at a price lower than the conversion price with a floor of $0.10 per share. The Rodrigo Warrants may be exercised on a cashless exercise basis.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02   Unregistered Sales of Equity Securities.

Under the terms of the Fee Arrangement Agreement, the Company settled the obligation by (i) issuing to a convertible promissory note in the principal amount of $50,000, accruing interest at the rate of 4% per annum, due and payable on the earlier of: (a) January 23, 2012, (b) the Company closes an Acquisition Transaction or (c) the date the Company raises financing of $250,000 or more; and (ii) issuing the Creditor Warrants exercisable until January 23, 2012 to purchase Two Hundred Fifty Thousand (250,000) shares of common stock at an exercise price of $0.20 per share (a price equal to the purchase price the Company issued shares in September 2008), as a debt restructuring fee. The promissory note and warrants were issued to an accredited investor (as defined in Rule 501(a)) in a private placement in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

Under the terms of the Rodrigo Fee Agreement, the Company settled the obligation by (i) issuing to a convertible promissory note in the principal amount of $11,500, accruing interest at the rate of 4% per annum, due and payable on the earlier of: (a) January 23, 2012, (b) the Company closes an Acquisition Transaction or (c) the date the Company raises financing of $250,000 or more; and (ii) issuing Rodrigo Warrants exercisable until January 23, 2012 to purchase Hundred Fifty Thousand (50,000) shares of common stock at an exercise price of $0.20 per share (a price equal to the purchase price the Company issued shares in

September 2008), as a debt restructuring fee. The promissory note and warrants were issued to an accredited investor (as defined in Rule 501(a)) in a private placement in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK TUSK MINERALS INC. (Registrant)

Dated: May 29, 2009	By: /s/ Gavin Roy Gavin Roy President and Director